                         CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated October 7, 1999, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust The Competitive Edge Best Ideas Portfolio Series 99-4 (Registration Statement No. 333-87331), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.



Deloitte & Touche LLP
---------------------
Deloitte & Touche LLP
October 7, 1999
New York, New York